UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2025

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2025, IR-Med, Inc. (the “Company”), entered into a series of amendments to its outstanding loan agreements with certain lenders, including Yaniv Cohen and Aharon Klein, each a director of the Company, pursuant to which all outstanding debt obligations, including accrued interest, were converted into shares of the Company’s capital stock at a fixed conversion price of $0.013 per share.

2015 Loan Agreement

On September 5, 2025, the Company and Mr. Cohen entered into an amendment to a loan agreement dated January 21, 2015 (the “2015 Loan Agreement Amendment”). Pursuant to the 2015 Loan Agreement Amendment the outstanding debt, including accrued interest, in the amount of $38,784 was converted into 2,983,385 shares of the Company’s common stock. Upon issuance of the shares, the 2015 loan was deemed fully satisfied and terminated.

2017 Shareholders’ Loan Agreement

On September 5, 2025, the Company and Mr. Cohen entered into an amendment to the shareholders’ loan agreement dated January 1, 2017 (the “2017 Loan Agreement Amendment”). Pursuant to the 2017 Loan Agreement Amendment the outstanding debt, including accrued interest, in the amount of $4,301 was converted into 330,846 shares of the Company’s common stock. Upon issuance of the shares, the 2017 loan was deemed fully satisfied and terminated.

2018 Convertible Bridge Loan Agreement

On September 5, 2025, the Company and certain lenders entered into an amendment to the convertible bridge loan agreement dated March 6, 2018 (the “2018 Bridge Loan Agreement Amendment”). Pursuant to the 2018 Bridge Loan Agreement Amendment, (i) Mr. Cohen converted outstanding debt, including accrued interest, in the amount of $47,205 into 3,631,154 shares of the Company’s common stock, (ii) M2bwell converted outstanding debt, including accrued interest, in the amount of $30,941 into 2,380,077 shares of the Company’s common stock, and (iii) Mr. Klein converted outstanding debt, including accrued interest, in the amount of $34,206 into 2,631,231 shares of the Company’s common stock. Upon issuance of the shares described above, the obligations under the 2018 bridge loans were deemed fully satisfied and terminated with respect to each participating lender.

As a result of these amendments, an aggregate of $155,437 in debt was converted into 11,956,692 shares of the Company’s common stock across all agreements and lenders.

The securities issued under the amendments are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act to non-U.S. investors, because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the 2015 Loan Agreement Amendment, 2017 Loan Agreement Amendment and the 2018 Bridge Loan Agreement Amendment are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	2015 Loan Agreement Amendment
10.2	2017 Loan Agreement Amendment
10.3	2018 Bridge Loan Agreement Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	Chief Financial Officer

Date: September 11, 2025